UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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Ocean Bio-Chem, Inc.

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OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. will be held on Friday, June 8, 2012 at 10:00 a.m., Eastern Daylight Time, at our corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

1.	To elect eight directors to serve until the annual meeting of shareholders in 2013 or until their respective successors have been duly elected and qualified;

2.	To vote upon a proposal to amend the Company’s Articles of Incorporation to increase the Company’s authorized common stock, $.01 par value, from 10,000,000 shares to 12,000,000 shares and enable the Company to issue shares for such consideration as is permitted under the Florida Business Corporation Act;

3.	To vote upon a proposal to ratify the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for 2012; and

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 16, 2012 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy or voting instructions as soon as possible. Please complete, date, sign and return the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

Peter G. Dornau
Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 27, 2012

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on June 8, 2012:

The Proxy Statement and the 2011 Annual Report to Shareholders are also available at http://materials.proxyvote.com/674631.

OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held at 10 a.m., Eastern Daylight Time, on June 8, 2012, at our corporate offices located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

Our proxy materials and annual report are being made available to our shareholders on or about April 30, 2012.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on April 16, 2012, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 8,106,886 shares of our common stock were outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of votes cast. For purposes of the vote at the annual meeting, this means that the eight nominees with the highest number of votes will be elected. Except as noted below, under Florida law, action on a matter other than the election of directors is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, abstentions, although counted for purposes of determining whether there is a quorum, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting. However, with regard to the proposal to amend our Articles of Incorporation, Florida law requires approval of holders of a majority of the outstanding shares of our common stock in order to adopt the proposed amendment. Therefore, with respect to the proposal to amend our Articles of Incorporation, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the eight nominees to the Board named in this proxy statement, “FOR” approval of the proposed amendment to our Articles of Incorporation; and “FOR” ratification of the appointment of Goldstein Schechter Koch P.A. as our independent registered public accounting firm. You may revoke your proxy at any time prior to its use by delivering or mailing to our Corporate Secretary at the address listed above a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person or by telephone. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for forwarding proxy materials to beneficial owners.

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, eight directors are to be elected for a one-year term expiring at our 2013 annual meeting or until their successors have been duly elected or qualified. Four of our directors also are our executive officers.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Position With the Company	Age

Peter G. Dornau	Chairman of the Board, President and Chief Executive Officer	72

Jeffrey S. Barocas	Vice President – Finance, Chief Financial Officer and Director	64

Gregor M. Dornau	Vice President - Sales & Marketing and Director	43

William W. Dudman	Vice President - Operations, Secretary and Director	47

Sonia B. Beard	Director	41

Diana Mazuelos Conard	Director	41

James M. Kolisch	Director	61

John B. Turner	Director	65

Peter G. Dornau is our co-founder and has served as our Chairman of the Board, President and Chief Executive Officer since 1973.

Jeffrey S. Barocas joined our company in December 2006 and has been our Vice President-Finance and Chief Financial Officer since March 2007. Prior to joining Ocean Bio-Chem, Inc., he was Chief Financial Officer of Quality Communications of Florida. He has been a director since August 2007.

Gregor M. Dornau has been our Vice President - Sales & Marketing since August 2007. He has been employed by us since 1990 and has been a director since August 2007. He is the son of Peter G. Dornau.

William W. Dudman joined our company in February 2004 as our Vice President - Operations and Secretary. Prior to joining Ocean Bio-Chem, Inc., he held various management positions within the marine industry, most recently with West Marine, Inc., our largest customer, from May 1999 to April 2004. He has been a director since August 2007.

Sonia B. Beard has been a director since April 2003. She has been employed by Walt Disney World since 1997, and currently holds the position of Manager of Operations Initiatives for the Walt Disney World Resort. Ms. Beard has over 15 years of financial experience and is a Certified Public Accountant (inactive). She serves as the Chairperson of the Audit Committee and serves on the Equity Grant Committee.

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Diana Mazuelos Conard has been a director since April 2011. Ms. Conard has been employed for over five years by Franklin Templeton Investments, where she has served as the Director of Global Strategic Services since February 2009. From 2005 to 2009 she was Vice President - Client Relationship Manager. Ms. Conard serves on the Audit Committee and the Equity Grant Committee.

James M. Kolisch has been a director since May 1998. Mr. Kolisch has served as Regional Executive Vice President of USI Insurance Services LLC., which sources most of our insurance needs, and its predecessor company for a period of approximately 30 years.

John B. Turner has been director since June 2000. He is currently retired. Prior to his retirement in March 1995, he was an insurance executive with Prudential Insurance Corp. for over 25 years. Mr. Turner serves as Chairperson of the Equity Grant Committee and serves on the Audit Committee.

Messrs. Peter and Gregor Dornau, Barocas and Dudman are executive officers of our company and have intimate knowledge of, and provide valuable perspectives to the entire Board regarding, our sales, marketing, operations and finance. Ms. Beard's accounting and operations experience enables her to provide valuable insights to the Board on financial matters. Her background renders her well-qualified to lead the Audit Committee in its oversight function with respect to the integrity of our financial statements, our internal controls and other matters. Ms. Conard's background as an executive with Franklin Templeton Investments enables her to provide valuable insights to both the Board and the Audit Committee on financial matters. Mr. Kolisch's experience assisting our company in locating appropriate insurance coverage enables him to provide insights regarding risk management of our assets and operations. Mr. Turner's insurance and business experience enables him also to contribute meaningfully to the Board's risk assessments.

All directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer serves at the discretion of the Board of Directors.

Your Board unanimously recommends a vote FOR each of its nominees.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of Sonia B. Beard, Diana Mazuelos Conard and John B. Turner is an independent director within the meaning of the rules of The Nasdaq Stock Market, which we refer to as “Nasdaq.” In addition, the Board has determined that each of the members of the Audit Committee is also independent within the meaning of Nasdaq rules, including additional independence requirements relating to audit committee members. Because Peter G. Dornau, our President and Chief Executive Officer, indirectly owns a majority of our shares, we qualify as a “controlled company” under Nasdaq rules and, accordingly, we are exempt from requirements to have a majority of independent directors; to have compensation of executive officers determined or recommended to the Board of Directors by a majority of the independent directors or by a compensation committee consisting solely of independent directors; or to have director nominees selected by or recommended to the Board of Directors by a majority of the independent directors or by a nominations committee comprised solely of independent directors.

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In light of these exemptions, and because we believe that, under the circumstances, it is appropriate for Mr. Peter Dornau to participate meaningfully in determinations regarding executive compensation and selection of nominees for election to the Board of Directors, we are of the view that it is appropriate not to have these committees. All directors participate in consideration of executive officer compensation and director nominations, although grants of equity awards are subject to approval of the Equity Grant Committee.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held at least four times a year telephonically, and the directors meet in person when deemed appropriate.

Board Leadership Structure and Risk Oversight

Peter G. Dornau, our Chairman of the Board, also is our Chief Executive Officer. We believe that it is appropriate for Mr. Dornau to serve both as our Chairman of the Board and Chief Executive Officer because, as a co-founder of our company and Chief Executive Officer for over 30 years, he is intimately familiar with our business and most capable of effectively identifying strategic priorities and leading directors’ discussions on important matters relating to our business operations. We do not have a lead independent director.

The Board, principally through the Audit Committee, addresses risk oversight of Ocean Bio-Chem, Inc. through discussion with management concerning risk issues, typically during the course of Audit Committee meetings. We do not believe this process has a material effect on our leadership structure.

Board of Directors and Board Committees

The Board of Directors held one meeting during 2011. The Board encourages directors to attend our annual meeting of shareholders. All Board members other than Mr. Kolisch attended the 2011 annual meeting.

Audit Committee

The members of the Audit Committee are Ms. Beard (Chairperson), Mr. Turner and Ms. Conard. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process; the qualifications, independence and performance of our independent auditors; the performance of our internal controls; and our compliance with legal and regulatory requirements. The charter of the Audit Committee is available on our website at http://oceanbiochem.com/obci/images/pdf/3406_001.pdf.

The Board of Directors has determined that Ms. Beard is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission regulations.

The Audit Committee met four times during 2011.

Equity Grant Committee

The members of the Equity Grant Committee are Mr. Turner (Chairperson) and Mses. Beard and Conard. The Equity Grant Committee administers our equity compensation plans. The Equity Grant Committee did not meet in 2011, but took action by unanimous written consent.

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Director Nominations

Directors are not required to meet any specific or minimum qualifications or diversity criteria to be eligible for nomination. The Board attempts to identify persons who have the requisite experience and expertise to contribute meaningfully to our company.

The Board will consider shareholder recommendations of candidates for nomination to the Board of Directors. Recommendations by shareholders must be in writing, must include the full name of the proposed candidate, a brief description of the proposed candidate's business experience for at least the previous five years, and a representation that the recommending shareholder is a beneficial or record owner of our common stock. Any recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and serve as a director if elected. Recommendations must be delivered to the Board at the following address:

Board of Directors

Ocean Bio-Chem, Inc.

4041 SW 47th Avenue

Fort Lauderdale, Florida 33314-4023

The Board may seek additional information regarding the candidate. All potential candidates will be considered in the same manner regardless of the source of the recommendation.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. All of our directors, including our independent directors, Messrs. Peter and Gregor Dornau, Barocas and Dudman (executive officers of our company) participated in deliberations concerning executive officer compensation, although grants of equity awards were subject to approval of the Equity Grant Committee.

Communications with the Board

Shareholders and other interested persons may communicate with the Board of Directors by writing to: Board of Directors, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. In addition, shareholders and other interested parties may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to: Audit Committee, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially. In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular director, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to the Audit Committee, the Corporate Secretary will send appropriate shareholder communications to the Chairperson of the committee.

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on our website at http://oceanbiochem.com/obci/code-of-ethics.html. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Ethics by disclosing such matters in the “About Us” section of our website, http://oceanbiochem.com/obci.

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Compensation of Directors

Each director who is not an employee of the Company receives fees of $1,000 for attendance at each regular meeting of the Board of Directors or Board committee; for this purpose, all Board of Directors and Board committee meetings held on the same or on contiguous days are treated as if they constitute a single meeting. Any director may waive the receipt of the fees (Ms. Conard and Mr. Turner, who have waived all compensation, do not receive any fees).

The following table provides information regarding compensation for our non-employee directors in 2011. The table does not include amounts for reimbursement of expenses related to attending Board or Board committee meetings. The table also does not include compensation for Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman, our executive officers, whose compensation is included in the Summary Compensation Table.

DIRECTOR COMPENSATION TABLE - 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonia B. Beard	$3,000		-	-	-	-	-	$3,000
James M Kolisch	$2,000		-	-	-	-	-	$2,000
Diana Mazuelos Conard	-		-	-	-	-	-	-
Edward Anchel	$11,825	(1)	-	-	-	-	-	$11,825
John B. Turner	-		-	-	-	-	-	-

(1)	Constitutes consulting fees we paid to Mr. Anchel or a company he controls. Mr. Anchel resigned from the Board of Directors on August 15, 2011.

(2)	At December 31, 2011, the number of shares underlying stock options held by directors listed in the table were: Ms. Beard 35,000 shares, Mr. Kolisch 65,000, and Mr. Anchel 40,000 shares.

Compliance with Section 16(a) of the Securities Exchange Act

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2011, except that, due to an administrative oversight, each of Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman made one late filing relating to one transaction, namely stock awards granted to each of them in 2011.

SUMMARY COMPENSATION TABLE – 2011

The following table sets forth information regarding the compensation for 2010 and 2011 with respect to our Chief Executive Officer, Chief Financial Officer and each of our other executive officers. We sometimes refer to these persons as the "named executive officers."

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter G. Dornau Chief Executive Officer	2011 2010	120,200 110,394	25,000 20,000	56,400 41,600	- -	- -	- -	- -	201,600 171,994

Gregor M. Dornau Vice President – Sales & Marketing	2011 2010	154,500 155,681	25,000 20,000	56,400 41,600	- -	- -	- -	- -	235,900 217,281

Jeffrey S. Barocas Chief Financial Officer	2011 2010	122,500 110,481	25,000 19,000	56,400 35,360	- -	- -	- -	- -	203,900 164,841

William Dudman Vice President - Operations	2011 2010	131,000 108,605	25,000 20,000	56,400 41,600	- -	- -	- -	- -	212,400 170,205

(1)	The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The stock awards vested immediately upon grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2011

The following table provides information regarding outstanding stock options held by the named executive officers at December 31, 2011.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Peter G. Dornau	05/17/2007	16,000	4,000	1.85	05/16/2012
	12/17/2007	16,000	4,000	1.45	12/16/2012
	08/22/2008	12,000	8,000	1.07	08/21/2013
	03/25/2009	115,000	-	0.55	03/24/2014

Gregor M. Dornau	05/17/2007	16,000	4,000	1.66	05/16/2012
	12/17/2007	16,000	4,000	1.32	12/16/2012
	08/22/2008	12,000	8,000	0.97	08/21/2013

Jeffrey S. Barocas	05/17/2007	8,000	2,000	1.66	05/16/2012
	12/17/2007	12,000	3,000	1.32	12/16/2012
	08/22/2008	9,000	6,000	0.97	08/21/2013

William Dudman	05/17/2007	16,000	4,000	1.66	05/16/2012
	12/17/2007	16,000	4,000	1.32	12/16/2012
	08/22/2008	12,000	8,000	0.97	08/21/2013

(1)	All options vest in equal increments on the first five anniversaries of the date of grant.

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EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2011

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	680,700	$1.27	611,000 (1)
Equity compensation plans not approved by security holders (1)	115,000	$0.55	0

(1)	Includes 115,000 stock options issued in 2009 that were designed to renew and extend the term of stock options initially granted to Peter G. Dornau in conjunction with a loan made to us by an entity that he owns. In order to address compliance with applicable Nasdaq rules, in April 2011 we reduced the number of shares available for grant under one of our security holder approved plans by 115,000 shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of February 29, 2012 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our common stock; (ii)  each director and each nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Peter G. Dornau	4,666,370 (2)	56.5%
Jeffrey S. Barocas	89,000 (3)	1.1%
William W. Dudman	185,772 (4)	2.3%
Gregor M. Dornau	353,960 (5)	4.3%
James M. Kolisch	81,167 (6)	1.0%
John B. Turner	94,463(7)	1.2%
Sonia B. Beard	35,000 (8)	*
Diana Mazuelos Conard	-	*
All directors and officers as a group (8 persons)	5,505,732 (9)	66.7%

*	Less than one percent.

(1)	Applicable percentage of ownership is based on 8,106,886 shares of our common stock outstanding as of February 29, 2012. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of February 29, 2012 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 4,145,621 shares held in the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Dornau is the sole managing member, and 159,000 shares that are subject to stock options that are exercisable currently or within 60 days of February 29, 2012. Mr. Dornau address is Ocean Bio-Chem, Inc., 4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314.

(3)	Includes 29,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

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(4)	Includes 44,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

(5)	Includes 44,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

(6)	Includes 65,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

(7)	Includes 65,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

(8)	Includes 35,000 shares that are subject to stock options exercisable currently or within 60 days of February 29, 2012.

(9)	Includes 441,000 shares that are subject to stock options that are exercisable currently or within 60 days of February 29, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2011, as in previous years, we sold products to companies affiliated with Peter G. Dornau, our Chairman, President and Chief Executive Officer. The affiliated companies distribute the products outside of the United States and Canada. We also provide administrative services to these companies. In 2011, sales to the affiliated companies aggregated approximately $1,764,000, and administrative fees aggregated approximately $332,000. At December 31, 2010, we had accounts receivable from the affiliated companies of approximately $495,000 in connection with the product sales and management services. Transactions with the affiliated companies were made in the ordinary course of business but were not made on substantially the same terms and conditions as those prevailing at the same time for comparable transactions with other customers. Management believes that the sales transactions did not involve more than normal credit risk or present other unfavorable features.

One of our subsidiaries currently uses the services of an entity that is owned by Mr. Peter Dornau to conduct product research and development. In 2011, we paid the entity approximately $42,000 for its services.

We lease our executive offices and warehouse facilities in Fort Lauderdale, Florida from an entity controlled by Mr. Peter Dornau. On May 1, 2008, we renewed the lease for a term of ten years. The lease requires minimum base rent of $94,800 and provides for a maximum annual 2% increase in subsequent years, although the entity has not raised the minimum rent since we entered into the initial lease in 1988. Additionally, the leasing entity is entitled to reimbursement of all taxes, assessments, and any other expenses that arise from ownership. Each of the parties to the lease has agreed to review the terms of the lease every three years if requested by the other party. Rent expense under the lease during 2011 was approximately $96,000. We believe that our rental payments under the lease are below prevailing market rates.

James M. Kolisch, one of our directors, is Regional Executive Vice President of USI Insurance Services, an entity from which we source most of our insurance needs at an arm’s length competitive basis. In 2011, we paid an aggregate of approximately $600,000 in insurance premiums on policies obtained through USI Insurance Services, Inc.

As previously disclosed, on December 6, 2010, we issued a note to the Mr. Peter Dornau in the principal amount of $471,950. The note was issued to Mr. Dornau in connection with our redemption of a warrant held by Mr. Dornau to purchase 500,000 shares of our common stock at an exercise price of $0.836 per share. The redemption, which was approved by our independent directors, was effected to prevent the dilutive effect of the exercise of the warrant. The warrant initially was issued to the Mr. Dornau in connection with financing he provided to us in December 2005. The note bore interest at the rate of 3% per annum. On January 5, 2011, we paid all outstanding principal and interest on the note, totaling $473,100.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Ocean Bio-Chem, Inc.’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Ocean Bio-Chem, Inc.’s internal control over financial reporting. Goldstein Schechter Koch P.A., Ocean Bio-Chem, Inc.’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Ocean Bio-Chem’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ocean Bio-Chem, Inc.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and Goldstein Schechter Koch P.A. the audited financial statements and evaluation of Ocean Bio-Chem, Inc.’s internal control over financial reporting.

2.	The Audit Committee has discussed with Goldstein Schechter Koch P.A. the matters required to be discussed by the Public Company Accounting Oversight Board Standards, AU Section 380, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from Goldstein Schechter Koch P.A. required by applicable requirements of the Public Company Accounting Oversight Board regarding Goldstein Schechter Koch P.A.’s communications with the Audit Committee concerning independence, and has discussed with Goldstein Schechter Koch P.A. that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocean Bio-Chem, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Sonia B. Beard, Chairperson

Diana Mazuelos Conard

John B. Turner

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PROPOSAL 2. AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value, from 10,000,000 shares to 12,000,000 shares and enable us to issue shares for such consideration as is permitted by Florida law.

As of February 29, 2012, 8,106,882 shares of our common stock were issued and outstanding. As of that date, an additional 1,406,700 shares of common stock were reserved under our equity compensation plans and other equity arrangements, including 795,700 shares underlying outstanding stock options and 611,000 shares authorized for issuance under our Omnibus Equity Compensation Plan.

The Board believes that the proposed increase in the number of shares of our authorized common stock is in the best interests of our stockholders. The proposed increase will provide us with the ability to issue common stock for a variety of corporate purposes, including grants of equity-based compensation.

We do not have any present plans, agreements or understandings regarding the issuance of our common stock other than under our Omnibus Equity Compensation Plan and outstanding stock options. No further action or authorization by our shareholders would be necessary prior to the issuance of the additional shares of common stock unless required by applicable law or by the rules of the Nasdaq Stock Market or any other stock exchange on which our common stock may then be listed.

If the proposed amendment to our Articles of Incorporation is approved, the additional authorized common stock would have rights identical to our currently outstanding common stock. The proposed increase in the number of shares of common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect on current holders of our common stock. However, to the extent that the additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing shareholders and dilute earnings and book value on a per share basis. Our shareholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current shareholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

In addition to increasing our authorized common stock, the proposed amendment is also designed to enable us to issue shares for such consideration as is permitted by Florida law. Currently, Article III of the Articles of Incorporation provides as follows:

The stock of this corporation shall be divided into 10,000,000 shares of stock, par value $.01 per share. All said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose; property, labor or services may be purchased or paid for, with the capital stock, at a just valuation to be fixed by the Board of Directors at a meeting called for that purchase.

The second and third sentences of current Article III are inconsistent with the provisions of Florida law. Under Section 607.0621 of the Florida Business Corporation Act (the “FBCA”), the board of directors of a Florida corporation may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities of the corporation. Before a Florida corporation issues shares, the board of directors must determine that the consideration received or to be received is adequate. Under Section 607.0830 of the FBCA, a committee of the board of directors may authorize or approve the issuance or sale or contract for the sale of shares within limits specifically prescribed by the board of directors.

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Because Florida law permits a broader class of consideration to may be exchanged for shares than is provided under current Article III and because Article III’s “just valuation” standard differs from the “adequate consideration” standard of Florida law, we believe that the Article III provisions may curtail the flexibility otherwise provided by Florida law for over 20 years with regard to types of consideration that may be exchanged for our shares. Moreover, the “just valuation” requirement of Article III may cause uncertainties in its application as compared to the “adequate consideration” standard under Florida law. Accordingly, we believe that the last two sentences of Article III should be deleted, which would eliminate any question concerning our ability to issue shares for such consideration as is provided in the FBCA.

We are not seeking approval of the proposed amendment to inhibit a change in control. We are aware, however, that under certain circumstances the issuance of common stock could discourage, or make more difficult, efforts to obtain control of us, although we are not aware of any pending or threatened efforts to acquire control of us.

For the reasons discussed above, the Board of Directors is recommending that our shareholders approve the proposed amendment to Article III. If the proposed amendment is approved, we will file a Certificate of Amendment with the Secretary of State of the State of Florida amending Article III in its entirety to read as follows:

ARTICLE III

The aggregate number of shares that this corporation shall have authority to issue is 12,000,000 shares of common stock, par value $.01 per share.

Your Board unanimously recommends a vote FOR approval of the amendment to our Articles of Incorporation.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Goldstein Schechter Koch P.A. to audit our consolidated financial statements for 2012. In accordance with past practice, this selection will be presented to the shareholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the shareholders. Representatives of Goldstein Schechter Koch P.A. are expected to be present at the Annual Meeting and to respond to appropriate questions.

Your Board unanimously recommends a vote FOR ratification of the appointment of Goldstein Schechter Koch P.A.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2011 and 2010 fiscal years payable to Goldstein Schechter Koch P.A., our independent registered public accounting firm are set forth in the table below:

	2011	2010
Audit Fees	$65,300	$61,000
Audit Related Fees	-	-
Tax Fees	850	-
All Other Fees	-	-
Total Fees	$66,150	$61,000

The audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports filed with the SEC. The tax fees related to tax planning services.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to shareholders and proxy materials by delivering a single copy of the material to multiple shareholders sharing the same address, unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes in the future to receive a separate annual report to shareholders and proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request to the shareholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314, telephone (954) 587-6280, if the shares are registered in the name of the shareholder. We will send additional copies of the relevant material following receipt of a request for additional copies.

SHAREHOLDER PROPOSALS

Any proposals submitted by shareholders for inclusion in our proxy statement and proxy for our 2013 Annual Meeting of Shareholders must be received at our principal executive offices (to the attention of our Corporate Secretary) no later than January 1, 2013 and must comply in all other respects with SEC rules and regulations relating to such inclusion.

In connection with any proposal submitted by shareholders for consideration at the 2013 Annual Meeting of Shareholders, other than proposals submitted for inclusion in our proxy statement and proxy under SEC rules and regulations, the persons named in the enclosed form of proxy may exercise discretionary voting authority with respect to proxies solicited for that meeting, without inclusion in the proxy statement of advice on the nature of the matter and how the persons intend to vote on the proposal, if appropriate notice of the shareholder’s proposal is not received by us at our principal executive offices by March 16, 2013.

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OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to shareholders upon written request addressed to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Ft. Lauderdale, FL 33314. The Form 10-K provided to shareholders includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon payment of reproduction and mailing expenses.

Ft. Lauderdale, Florida

April 30, 2012

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OCEAN BIO-CHEM, INC.

4041 S. W. 47 Avenue

Fort Lauderdale, Florida 33314

Proxy for Annual Meeting of Shareholders, June 8, 2012

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on June 8, 2012: The Proxy Statement and the 2011 Annual Report to Shareholders are also available at http://materials.proxyvote.com/674631.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Ocean Bio-Chem, Inc. hereby appoints Peter G. Dornau and Jeffrey S. Barocas, and each of them, as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. to be held on June 8, 2012 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, subject to the directions set forth on this proxy.

The Board of Directors recommends that you vote "FOR" the nominees listed below:

1.	Election of Directors

Nominees:

Jeffrey S. Barocas

Sonia B. Beard

Diana Mazuelos Conard

Gregor M. Dornau

Peter G. Dornau

William W. Dudman

James M. Kolisch

John B. Turner

For	Withhold	For All
All	All	Except

☐	☐	☐

Instruction:

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote "FOR" the following proposal:

2. Approval of amendment to the Articles of Incorporation.

For ☐ Against ☐ Abstain ☐

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The Board of Directors recommends a vote "FOR" the following proposal:

3. Ratification of the appointment of Goldstein Schechter Koch P.A., as our independent registered public accounting firm.

For ☐ Against ☐ Abstain ☐

4. To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in accordance with the instructions provided. If no instructions are given, the shares represented by this proxy will be voted FOR the election of the nominees named in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature_____________________________	Dated _________________________, 2012

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